Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

FIRST QUARTER 2017 RESULTS

HERNDON, VA., February 9, 2017 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its first quarter 2017, which ended December 30, 2016.

In its first quarter of fiscal year 2017, Learning Tree reported revenues of $18.6 million, loss from operations before income taxes of $0.3 million, and a net loss of $0.4 million, or $(0.03) per share. These results compare with revenues of $20.1 million, loss from operations before income taxes of $2.2 million, and net loss of $2.3 million, or $(0.17) per share, in Learning Tree’s first quarter of fiscal year 2016. The 7.8% decline in revenues for our first quarter of fiscal year 2017 when compared to the first quarter of fiscal year 2016, was partially offset by a 10.7% reduction in cost of revenues and a 19.7% reduction in total operating expenses. As a result, our first quarter loss from operations was $0.5 million as compared to $2.3 million for the first quarter of fiscal year 2016.

Our liquidity and working capital needs have historically been funded through our cash and cash equivalents. At December 30, 2016, our capital resources consisted of cash and cash equivalents of $7.2 million. As previously announced, on January 12, 2017, we entered into a financing and security agreement with Action Capital Corporation (“Action Capital”) that provides us with access to borrow through advances of funds up to a maximum aggregate principal amount of $3.0 million. While we have and continue to take steps to stabilize revenues and decrease our operating costs and entered into the financing transaction with Action Capital, unless we are able to further improve our liquidity in the future, there is substantial doubt about our ability to continue as a going concern. Our registered independent public accounting firm’s report on our audited financial statements for the year ended September 30, 2016 that are included as part of our annual report on Form 10-K that was filed with the Securities and Exchange Commission contains an explanatory paragraph related to our ability to continue as a going concern. We are continuing to work to further improve our liquidity position and are evaluating additional sources of capital and financing. However, there is no assurance that additional capital and/or financing will be available to us, and even if available, whether it will be on terms acceptable to us or in amounts required.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the first quarter and future outlook at 4:30 p.m. ET, February 9, 2017. To participate, call (888) 419-5570 or +1 (617) 896-9871 (International Callers) and enter pass code: 423 714 97 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Thursday, February 9, 2017; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Quarterly Report on Form 10-Q for our first quarter of fiscal year 2017 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading provider of IT training to business and government organizations worldwide. Learning Tree provides Workforce Optimization Solutions — a modern approach to delivering learning and development services that improves the adoption of skills, and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended learning solutions, and Project Acceleration Workshops.

Over 2.4 million professionals have enhanced their skills through Learning Tree’s extensive library of proprietary and partner content on topics including: web development, cyber security, program and project management, Agile, operating systems, networking, cloud computing, leadership, and more.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues, and maintain liquidity; our ability to successfully implement our new strategies to increase revenue and to achieve our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; risks associated with cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2016 Annual Report on Form 10-K (“Form 10-K”) , those risks in Item 1A, “Risk Factors”. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its first quarter of fiscal year 2017, which ended December 30, 2016.

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in thousands, except per share data)

	Three Months Ended
	December 30,	January 1,
	2016	2016
	(unaudited)	(unaudited)

Revenues	$18,552	$20,131
Cost of revenues	10,588	11,854
Gross profit	7,964	8,277

Operating expenses:
Course development	769	1,314
Sales and marketing	3,577	4,619
General and administrative	4,122	4,614
Total operating expenses	8,468	10,547

Loss from operations	(504)	(2,270)
Other income (expense), net	201	76
Loss from operations before income taxes	(303)	(2,194)
Provision for income tax	76	85

Net loss	(379)	(2,279)

Loss per share basic and diluted:
Basic and diluted loss per share	$(0.03)	$(0.17)

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	December 30,	September 30,
	2016	2016
	(unaudited)

Cash and cash equivalents	$7,219	$8,540
Trade accounts receivable, net	7,266	9,538
Prepaid expenses and other	3,561	3,548
Total current assets	18,046	21,626
Depreciable assets, net and other	9,574	9,981
Total assets	$27,620	$31,607

Accounts payable and accrued liabilities	$10,220	$11,149
Deferred revenues	18,802	21,017
Total current liabilities	29,022	32,166
Other long term liabilities	9,151	9,230
Total liabilities	38,173	41,396

Stockholders' equity	(10,553)	(9,789)
Total liabilities and stockholders' equity	$27,620	$31,607